                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES

                              EXCHANGE ACT OF 1934


Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:




[ ]  Preliminary Proxy Statement                         [ ]  Confidential, for Use of the Commission
[X]  Definitive Proxy Statement                          Only (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Additional Materials


[ ]  Soliciting Material Pursuant to sec. 240.14a-11(c) or sec. 240.14a-12


                         CAPITAL PACIFIC HOLDINGS, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

                                DONALD J. SAJOR
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  Fee not required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

     (5)  Total fee paid:

        ------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

        ------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------

     (3)  Filing Party:

        ------------------------------------------------------------------------

     (4)  Date Filed:

        ------------------------------------------------------------------------

                         CAPITAL PACIFIC HOLDINGS, INC.
                            4100 MACARTHUR BOULEVARD
                                   SUITE 200
                        NEWPORT BEACH, CALIFORNIA 92660

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                          TO BE HELD ON JUNE 26, 1998


     The Annual Meeting of Stockholders (the "Meeting") of Capital Pacific Holdings, Inc. (the "Company") will be held at the Four Seasons Hotel, 690 Newport Center Drive, Newport Beach, California on June 26, 1998 at 9:00 a.m. (Pacific Daylight Savings Time) for the following purposes:


          1.  To elect directors whose terms expire at the Meeting;

          2. To amend the Company's Certificate of Incorporation to authorize the issuance of up to Thirty Million (30,000,000) shares of non-voting common stock, par value $.10 per share; and

          3. To consider such other matters as may properly come before the Meeting or any adjournment thereof.

     Only holders of record of the Company's Common Stock at the close of business on May 29, 1998, will be entitled to notice of and to vote at the Meeting or any adjournment thereof. The Company's stock transfer books will remain open.

     A Proxy Statement and Proxy solicited by the Board of Directors are enclosed herewith. Please sign, date and return the Proxy promptly. All stockholders are cordially invited to attend the Meeting.

                                   By Order of the Board of Directors

                                   [SIG]

                                   DONALD J. SAJOR
                                   Secretary

May 29, 1998

     WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, AND SIGN THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE IN ORDER TO ASSURE REPRESENTATION OF YOUR SHARES AT THE MEETING. NO POSTAGE NEED BE AFFIXED IF MAILED IN THE UNITED STATES.

                         CAPITAL PACIFIC HOLDINGS, INC.
                            4100 MACARTHUR BOULEVARD
                                   SUITE 200
                        NEWPORT BEACH, CALIFORNIA 92660

                                PROXY STATEMENT

                       FOR ANNUAL MEETING OF STOCKHOLDERS

                          TO BE HELD ON JUNE 26, 1998

                              GENERAL INFORMATION

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Capital Pacific Holdings, Inc. (the "Company") for use at the Annual Meeting of Stockholders (the "Meeting") to be held on June 26, 1998, and at any adjournment thereof, for the purposes set forth herein. All properly completed proxies will be voted in the manner specified therein, if no choice as to Proxy Item No. 1 (Election of Directors) is specified, proxies will be voted for the election to the Board of Directors of the nominees listed below under "ELECTION OF DIRECTORS" and if no choice as to Proxy Item No. 2 (Amendment to Certificate of Incorporation to Authorize the Issuance of up to Thirty Million (30,000,000) Shares of Non-Voting Common Stock) is specified, proxies will be voted for the Amendment. Any proxy given pursuant to this solicitation may be revoked prior to the Meeting by delivering an instrument revoking it or by delivering a duly executed proxy bearing a later date to the Secretary of the Company. A stockholder may elect to attend the Meeting and vote in person notwithstanding the fact that such stockholder has a proxy outstanding.

     The Board of Directors has established May 29, 1998, as the record date for determining the stockholders entitled to notice of and to vote at the Meeting. At the close of business on the record date, there were outstanding and entitled to vote 14,305,511 shares of the Company's common stock, $.10 par value per share (the "Common Stock"), with each share being entitled to one vote.

     The Company intends to mail this Proxy Statement and the accompanying form of proxy to stockholders on or about June 1, 1998. Copies of the Company's 1998 Annual Report will be mailed to the Company's stockholders along with this Proxy Statement.

                    ELECTION OF DIRECTORS (PROXY ITEM NO. 1)

     The Company's Board of Directors is comprised of five directors, each of whom are to serve until the next meeting at which directors are elected. At the Meeting, five persons will be elected to serve as directors.

     Each of the nominees listed below is currently a director and has been nominated by the Board to serve as a director of the Company until the next annual meeting of the stockholders of the Company following his election. When properly executed and returned, the enclosed proxy will be voted in favor of the election of each of the nominees, unless authority to vote for a nominee is withheld. In the event that a nominee is unable to serve (an event which is not anticipated) or does not receive sufficient votes to be elected, then the person acting pursuant to the authority granted under the proxy will cast votes for the remaining nominee and, in his best judgment, for such other person as he may select in place of such nominee.

     The following table sets forth the name, age, and background information concerning the nominees. Information regarding the nominee's ownership of Common Stock appears under the heading "SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT" below.


                            DIRECTOR
        NAME          AGE    SINCE                      INFORMATION ABOUT NOMINEES
        ----          ---   --------                    --------------------------
Hadi Makarechian      50      1992     Mr. Makarechian has been Chairman of the Board of the
                                         Company since August, 1992 and served as Chief Executive
                                         Officer of the Company from March, 1993 until May, 1996
                                         and since January 1998. Mr. Makarechian was the founder
                                         and chairman of Capital Pacific Homes Inc., a real estate
                                         development firm located in Newport Beach, California,
                                         until it was merged into the Company in 1994.

Dale Dowers           42      1992     Mr. Dowers has served as President of the Company since
                                         March, 1993. Mr. Dowers also served as Chief Executive
                                         Officer of the Company from May, 1996 until January, 1998.
                                         Mr. Dowers was President and Chief Operating Officer of
                                         the Company from March, 1993 until May 1996 and since
                                         January 1998. Prior thereto, he was Executive Vice
                                         President and Chief Operating Officer of the Company from
                                         August, 1992 until March, 1993. From December 1990 to
                                         August 1992 he was the President of Capital Pacific Homes,
                                         Inc.

Karlheinz M. Kaiser   39      1993     Mr. Kaiser is a principal with Christinger Partner AG, a
                                         printing company in Switzerland. From August of 1992
                                         through December 1994 Mr. Kaiser was a management
                                         consultant with Friedli & Partner, a management consulting firm in Switzerland.

Allan L. Acree        55      1992     Mr. Acree is a principal in A.L. Acree & Associates, a real estate consulting firm based in Rockville, Maryland. Prior to forming A.L. Acree & Associates in 1989, Mr. Acree was
                                         Vice President and Regional Manager of Goldome Realty
                                         Credit Corporation.

William A. Funk       57      1994     Mr. Funk is currently Senior Vice President with Holmes &
                                         Narver, an international engineering, design and
                                         construction company based in Orange, California. Until
                                         June 1997, Mr. Funk was a principal and the Vice President and Manager of The Austin Company, an international design and construction firm based in Cleveland, Ohio. Except for the period described below, Mr. Funk served in various
                                         positions with The Austin Company for over 25 years. From
                                         May 1984 to June 1985, Mr. Funk was a Vice President and
                                         Manager of the Carlson Group, a design and construction
                                         firm in Boston, Massachusetts.


MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS; DIRECTORS' COMPENSATION

     Each member of the Board of Directors of the Company who is not also an officer of the Company is compensated at a rate of $4,000 per year, plus $1,000 for each meeting of the Board which he attends, and is reimbursed for the expenses of attending meetings. The Board of Directors held 12 meetings during the fiscal year ended February 28, 1998.

     The Board of Directors has a standing Executive Committee whose current members are Hadi Makarechian and Dale Dowers. Messrs. Makarechian and Dowers are not compensated for serving on the Executive Committee.

     The Board of Directors has a standing Audit Committee whose current members are William A. Funk and Karlheinz M. Kaiser. Messrs. Funk and Kaiser each receive $2,000 per year for participating on the Audit Committee. The Audit Committee has the responsibility of reviewing the Company's financial statements, evaluating internal accounting controls, reviewing reports of regulatory authorities and determining that all audits and examinations required by law are performed. The Audit Committee held one meeting during the fiscal year ended February 28, 1998.


     The Board of Directors has a standing Compensation Committee whose current members are William A. Funk and Karlheinz M. Kaiser. Messrs. Funk and Kaiser each receive $500 for each meeting attended. The primary function of the Compensation Committee is to advise the Board of Directors with respect to all matters relating to executive compensation. The Compensation Committee held two meetings for the fiscal year ended February 28, 1998.


     The Board of Directors does not have a standing nominating committee or other standing committees performing similar functions.

     Each current director who was a director at the time of such meetings attended at least 75% of the total of the Board meetings and meetings of the committees of the Board of which he is a member.

                               EXECUTIVE OFFICERS

     In addition to Messrs. Makarechian and Dowers, the Company's executive officers are as follows:


            NAME AND POSITION                                      INFORMATION ABOUT
               WITH COMPANY                 AGE                    EXECUTIVE OFFICERS
            -----------------               ---                    ------------------
Stephen P. Couig                            32     Mr. Couig joined the Company in his current
  Senior Vice President, Capital Markets             position in January 1997. Prior to joining the
  and New Business Development                       Company he served as Executive Vice President in
                                                     charge of acquisitions for Troon Golf, a
                                                     Scottsdale, AZ based golf course owner and
                                                     operator. After receiving his MBA from Dartmouth
                                                     College in 1993 he was an Associate at Morgan
                                                     Stanley in the Equity Capital Markets department
                                                     focusing on business development opportunities
                                                     until 1996.

Steven O. Spelman, Jr.                      37     Mr. Spelman joined the Company in November, 1997
  Vice President and                                 as Vice President, Finance and assumed his
  Chief Financial Officer                            current position in January, 1998. Prior to
                                                     joining the Company, Mr. Spelman served as a
                                                     Senior Audit Manager with Arthur Andersen LLP
                                                     for a period of more than five years.

Marquis L. Cummings                         59     Prior to assuming his current position in January,
  Vice President                                     1998, Mr. Cummings served as Vice President,
  and Treasurer                                      Finance, Chief Financial Officer and Secretary
                                                     from January, 1997 until January, 1998.
                                                     Previously, Mr. Cummings was Vice President,
                                                     Finance and Administration for the San Diego
                                                     division of the Company from August 1987 until
                                                     February 1991. He then served as Vice President
                                                     of the Company until October 1993 when he
                                                     assumed the position of Vice President, Sales
                                                     and Marketing. In May 1994 Mr. Cummings assumed
                                                     the position of Director of Subsidiary
                                                     Operations, Nevada. In April, 1995 Mr. Cummings
                                                     returned to California as Vice President. From
                                                     March, 1996 until January, 1997, Mr. Cummings
                                                     served as the Company's Vice President, Finance.

Donald J. Sajor                             38     Mr. Sajor joined the Company as General Counsel in
  Vice President,                                    June 1994. Mr. Sajor was appointed Vice
  General Counsel and Corporate Secretary            President in 1996 and Corporate Secretary in
                                                     1998. Mr. Sajor served as Corporate Counsel with
                                                     Catellus Development Corporation from March 1993
                                                     to June 1994. From April 1987 to March 1993, Mr.
                                                     Sajor specialized in transactional real estate
                                                     and environmental law as an associate with
                                                     Pettis, Tester, Kruse & Krinsky. Mr. Sajor was
                                                     an associate with Gibson, Dunn & Crutcher from
                                                     September 1984 to April 1987.

            NAME AND POSITION                                      INFORMATION ABOUT
               WITH COMPANY                 AGE                    EXECUTIVE OFFICERS
            -----------------               ---                    ------------------
Craig A. Foster                             44     Since joining the Company in 1985, Mr. Foster has
  President, Design Center                           been responsible for arranging home buyer
  and Mortgage Operations                            mortgage financing. In 1987 Mr. Foster assumed
                                                     the additional responsibility for managing the
                                                     Company's escrow operation. In 1992 Mr. Foster
                                                     added the duties of President of the Company's
                                                     design center to his responsibilities. In 1994
                                                     Mr. Foster added the duties of President of the
                                                     Company's mortgage brokerage operation (Capital
                                                     Communities Mortgage, Inc.) to his
                                                     responsibilities.

Paul Makarechian                            24     Mr. Makarechian joined the Company in January,
  Vice President, Acquisitions                       1997 and assumed his current position in
  and Finance                                        January, 1998. Prior to joining the Company, Mr.
                                                     Makarechian worked as a financial analyst for
                                                     McFarland, Dewey & Company. Mr. Makarechian is
                                                     the son of Hadi Makarechian, the Chairman of the
                                                     Board and Chief Executive Officer of the
                                                     Company.

Robert J. Trapp                             54     From 1994 until he assumed his current position in
  President, Southern California                     1997, Mr. Trapp served as Vice President,
  Operations                                         Southern California Operations. From 1980 until
                                                     1994, Mr. Trapp was responsible for all of the
                                                     Company's activities relating to governmental
                                                     entitlement, civil engineering, offsite
                                                     construction, utility coordination, California
                                                     Department of Real Estate processing and
                                                     homeowners' associations.

Tim Hamilton                                43     Mr. Hamilton joined the Company as Vice President,
  Vice President, Southern California                Sales and Marketing in May, 1994. Since 1989 Mr.
  Product Development and Land Acquisition           Hamilton had been a consultant to the real
                                                     estate industry. Prior to establishing his
                                                     consulting firm Mr. Hamilton spent more than 13
                                                     years with British homebuilder Barratt
                                                     Developments PLC, including seven years as Vice
                                                     President of Sales and Marketing for their
                                                     American division in Irvine, California.

Robin V. Koenemann                          40     From 1992 until he assumed his current position in
  Vice President, Southern California                1994, Mr. Koenemann served as Vice President of
  Operations                                         Construction. From December, 1988 until joining
                                                     the Company in October, 1992, Mr. Koenemann was
                                                     Project Manager for Barratt American.

Steven Cienfuegos                           48     Mr. Cienfuegos joined the Company in June 1996 as
  Vice President, Southern California                Purchasing Manager and assumed his current
  Purchasing                                         position in May 1997. Prior to joining the
                                                     Company, Mr. Cienfuegos served at Birtcher
                                                     Construction Ltd. for 4 years as a Project
                                                     Manager and Director of Business Development.
                                                     Mr. Cienfuegos directed site development and
                                                     model construction for Southwest Diversified
                                                     Inc., a Irvine developer, at Dana Point prior to
                                                     joining Birtcher Construction Ltd. Prior to
                                                     Southwest Diversified Mr. Cienfuegos served as
                                                     President of Construction for Stein-Brief Group,
                                                     a Laguna Niguel developer.


     All executive officers serve at the pleasure of the Board of Directors.

                  EXECUTIVE COMPENSATION AND OTHER INFORMATION

SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION

     The following table sets forth the cash compensation paid during the fiscal years ended February 28, 1998, February 28, 1997 and February 29, 1996 to each of the five most highly compensated officers of the Company in all capacities in which they served.

                           SUMMARY COMPENSATION TABLE


                                                          ANNUAL COMPENSATION
                                               FISCAL    ---------------------        ALL OTHER
         NAME AND PRINCIPAL POSITION            YEAR      SALARY       BONUS       COMPENSATION(D)
         ---------------------------           ------    --------     --------     ---------------
Hadi Makarechian -- Chairman and                1998     $270,625     $     --         $   204
  Chief Executive Officer                       1997      257,500      190,426(a)          252
                                                1996      135,420(b)   124,200(c)          252
Dale Dowers -- President and Chief              1998      270,625           --             204
  Operating Officer                             1997      257,500      192,455(a)          252
                                                1996      250,000      124,200(c)          252
Donald J. Sajor -- Vice President,              1998      125,625       98,350             204
  General Counsel and Corporate Secretary       1997      113,750       33,500             252
                                                1996      110,000       40,600             252
Tim Hamilton -- Vice President,                 1998      143,000       55,750             204
  Southern California Product Development       1997      143,000       42,250             252
  and Land Acquisition                          1996      130,000       64,242             252
Stephen P. Couig -- Senior Vice President,      1998      155,208       42,500             204
  Capital Markets and New Business              1997       21,634(e)        --              34
  Development                                   1996           --           --              --


---------------

 (a) Bonuses were earned in FY 1997 but were paid in FY 98.

 (b) From July, 1995 until December, 1995, Mr. Makarechian voluntarily elected to temporarily reduce his compensation to $1.00 per annum. This election reduced his salary from $250,000 to $135,420 for FY 1996.

 (c) Bonuses were earned in FY 1996 but were paid in FY 1997.

 (d) Represents premiums paid by the Company for term life insurance for the benefit of the insured.

 (e) Represents amounts paid for the period January 1997 through February 1997.

STOCK OPTIONS


     Effective February 28, 1995, the Company, as approved by the stockholders of the Company in July, 1995, adopted the 1995 Stock Incentive Plan (the "1995 Plan"). The 1995 Plan permits a committee designated by the Board of the Company to make awards to key employees and directors of the Company and its subsidiaries. Subject to various restrictions, awards could be in the form of stock options, restricted or unrestricted stock, stock appreciation rights or a combination of the above. The maximum number of shares or share equivalents that may be awarded under the 1995 Plan is 1,500,000. No awards have been made under the 1995 Plan.


EMPLOYMENT AGREEMENTS AND OTHER ARRANGEMENTS

     None of the executive officers is currently working under an employment contract.

COMPENSATION COMMITTEE DETERMINATION ON EXECUTIVE COMPENSATION

     The Compensation Committee (the "Committee") of the Company's Board of Directors establishes the Company's general compensation policies, compensation plans and specific compensation levels for the Company's Chief Executive Officer and President and reviews the design, administration and effectiveness of compensation programs for other key executives. The general policy and philosophy of the Compensation Committee is to provide total compensation opportunities that are competitive with the opportunities offered to executives in similar positions at competing companies and that compensation with a strong link to the financial performance of the Company enables the Company to attract and retain the key personnel necessary to fuel continued growth and profitability.

     The Committee has examined the compensation of the executives of comparatively placed homebuilders to determine whether or not the compensation of the Company's CEO and President is within the range of their peers. In undertaking such examination, the Committee has sought publicly available information regarding homebuilders which are at a similar stage in their growth and development to that of the Company and therefore compete for the same executive personnel.

PERFORMANCE BASED COMPENSATION

     Last year, the Committee recommended for FY 1998 (ending February 28, 1998) an annual performance bonus to each of Messrs. Makarechian and Dowers of four percent (4%) of the pre-tax income of the Company for such fiscal year. In light of the Company's net loss resulting from the $8 million non-cash charge the resulting bonus is zero for each officer.

     For FY 1999, the Committee noted the expansion of the Company and the diversification of its activities among various geographic areas and to certain non-homebuilding functions especially including commercial properties. It was the sense of the Committee that further information regarding the expected impact of diversification was needed before the appropriate basis for calculating performance based bonuses could be identified. Such information shall be requested of management and the Committee shall reconvene to consider the basis on which such performance based compensation will be calculated for FY 1999.

     Section 162(m) of the Internal Revenue Code of 1986 limits deductions for certain executive compensation in excess of $1 million. The Code permits deduction of compensation in excess of $1 million only if it is performance-based, the criteria for award are specified in detail, and stockholder approval is obtained prior to payment. The policy of the Company is to maintain the tax deductibility of all compensation paid to its executives. The annual cash bonus has been structured to meet the requirements for deductibility. While the Compensation Committee does not anticipate any payments exceeding $1 million under the compensation structure it has approved, any such payments will be contingent upon shareholder approval.

BASE SALARY

     The annualized base salary of the CEO and COO was $275,000 for Fiscal Year 1998. The Committee has determined to recommend a nominal increase of twelve-thousand, five-hundred dollars ($12,500) in the base salary of each of the CEO and President, primarily to take into account inflation.

                                                /s/  WILLIAM A. FUNK
                                          --------------------------------------
                                                     William A. Funk


                                              /s/  KARLHEINZ M. KAISER
                                          --------------------------------------
                                                   Karlheinz M. Kaiser


Dated: May 7, 1998

                               PERFORMANCE GRAPH

     The following graph shows a five year comparison of cumulative total returns for Capital Pacific Holdings Inc., American Stock Exchange Market Value Index and Dow Jones Home Construction Industry Group.

                  COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN
                  OF COMPANY, INDUSTRY INDEX AND BROAD MARKET

                                                      CAPITAL
                                                      PACIFIC             PEER              AMEX
               MEASUREMENT PERIOD                    HOLDINGS,           GROUP             MARKET
             (FISCAL YEAR COVERED)                      INC.             INDEX             INDEX
1993                                                           100               100               100
1994                                                           120            120.19            116.49
1995                                                            84             89.41            106.86
1996                                                           120            119.13            129.39
1997                                                            84            127.98            137.85
1998                                                           116            208.01            164.27

---------------

(1) The above graph compares the performance of Capital Pacific Holdings, Inc. with that of the American Stock Exchange Market Value Index and the Dow Jones Home Construction Industry Group.

(2) The comparison of total return on investment (change in year end stock price plus reinvested dividends) for each of the periods assumes that $100 was invested on March 1, 1993 in each of Capital Pacific Holdings, Inc., the American Stock Exchange Market Value Index and the Dow Jones Home Construction Industry Group.

                    SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                             OWNERS AND MANAGEMENT

     The following table sets forth as of May 29, 1998, the number of shares of Common Stock beneficially owned by each person known to the Company to own more than five percent (5%) of the outstanding shares of Common Stock, by each director of the Company or nominee who owned shares of Common Stock on that date, by each of the officers that are among the five most highly compensated officers of the Company, and by all directors and officers of the Company as a group.


                                                         COMMON STOCK             PERCENT OF
                 NAME AND ADDRESS                    BENEFICIALLY OWNED(1)         CLASS(1)
                 ----------------                    ---------------------        ----------
CPH2, L.L.C. ......................................        4,113,657                28.8%
  4100 MacArthur Boulevard, Suite 200,
  Newport Beach, California 92660
CPH3, L.L.C. ......................................        4,640,694                32.4%
  4100 MacArthur Boulevard, Suite 200
  Newport Beach, California, 92660
Hadi Makarechian...................................        7,079,614(2)             49.5%
  4100 MacArthur Boulevard, Suite 200,
  Newport Beach, California 92660
California Housing Finance, L.P....................        2,809,851(3)             19.6%
  One Maritime Plaza, Suite 1325
  San Francisco, California 94111
Dale Dowers........................................        1,674,737(4)             11.7%
  4100 MacArthur Boulevard, Suite 200,
  Newport Beach, California 92660
All Directors and Officers of the Corporation
  as a Group (15 persons)..........................        8,754,451                61.2%


---------------

(1) Unless otherwise indicated, the Company believes the beneficial owner has sole voting and investment power over such shares. The percentage of shares of Common Stock is calculated assuming that the beneficial owner has exercised any options or other rights to subscribe held by such beneficial owner that are currently exercisable or exercisable within 60 days, and that no other warrants, options or rights to subscribe have been exercised by anyone else.

(2) Includes 2,438,920 shares of Common Stock held by CPH2, L.L.C., in which Mr. Makarechian may be deemed to have a beneficial ownership interest due to his ownership interest in CPH2, L.L.C. and 4,640,694 shares of Common Stock held by CPH3, L.L.C. in which Mr. Makarechian may be deemed to have a beneficial interest due to his ownership in CPH3, L.L.C. Mr. Makarechian and Mr. Dowers as a group could be deemed beneficial owners of 8,754,351 shares of stock in the Corporation.


(3) The number of shares beneficially owned by California Housing Finance, L.P. is subject to adjustment based on contractual arrangements between the Company and California Housing Finance, L.P.



(4) Includes 1,674,737 shares of Common Stock held by CPH2, L.L.C., in which Mr. Dowers may be deemed to have a beneficial ownership interest due to his ownership interest in CPH2, L.L.C. Mr. Dowers and Mr. Makarechian as a group could be deemed beneficial owners of 8,754,351 shares of stock in the Corporation.

                CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS WITH
                         OFFICERS, DIRECTORS AND AFFILIATES

     The Company's policy is that all transactions between the Company and its officers, directors and principal stockholder, and their respective affiliates, must be on terms no less favorable to the Company than terms with unaffiliated parties for similar transactions. All such transactions that are not in the ordinary course of the Company's business must be approved by a majority of independent directors who do not have a financial interest in the transaction.

                              INDEPENDENT AUDITORS

     Arthur Andersen LLP served as the Company's independent auditors for the fiscal year ended February 28, 1998, and it is anticipated that Arthur Andersen LLP will be approved to serve as such for the current fiscal year.

     Representatives of Arthur Andersen LLP will be present at the Meeting to respond to appropriate questions and will have the opportunity to make a statement if they desire to do so.

                 PROPOSAL TO AMEND THE COMPANY'S CERTIFICATE OF
                 INCORPORATION TO AUTHORIZE THE ISSUANCE OF UP
             TO THIRTY MILLION (30,000,000) SHARES OF COMMON STOCK

                               (PROXY ITEM NO. 2)

     The Board of Directors of the Company has approved, subject to stockholder approval, the amendment of Article Fourth of the Company's Second Restated Certificate of Incorporation, as amended, to authorize the issuance of up to 30,000,000 shares of non-voting common stock, par value $.10 per share (the "Non-Voting Common Stock").

                                    GENERAL

     The Board of Directors of the Company, at a meeting held April 21, 1998, voted to recommend that the stockholders adopt an amendment to the Articles of Incorporation to authorize the issuance of the Non-Voting Common Stock (the "Amendment"). The Non-Voting Common Stock will have dividend and distribution rights and rights on dissolution of the Company that are identical to those of the Company's existing common stock, par value $.10 per share (the "Common Stock"). The currently issued and outstanding Common Stock of the Company will not be affected by the Amendment except for the potential indirect effects described below and will remain issued and outstanding despite approval of the Amendment.

     If the Amendment is approved by the stockholders of the Company, the Board of Directors intends to cause to be prepared and filed a Third Restated Certificate of Incorporation incorporating the Amendment, which will become effective immediately upon acceptance of the filing by the Secretary of State of Delaware.

     The full text of Article Fourth as proposed to be amended is set forth as Exhibit A to this Proxy Statement and is incorporated herein by reference. The following summary should be read in conjunction with, and is qualified in its entirety by reference to, Exhibit A. Mr. Makarechian, the Chairman of the Board of the Company, has indicated that he intends to cause the limited liability companies through which he controls the majority of the Common Stock of the Company, to vote all such shares of Common Stock for the approval and adoption of the Amendment, meaning that the Amendment will be approved regardless of the votes of the Company's stockholders other than such companies.

                           REASONS FOR THE AMENDMENT

     The Board of Directors believes that the authorization of the Non-Voting Common Stock will provide the Company with increased flexibility to issue in the future common equity in connection with acquisitions and to raise equity capital or to issue convertible debt as a means to finance future growth without diluting the voting power of the Company's existing stockholders, including Mr. Makarechian. The Non-Voting Common Stock may also be used, rather than voting Common Stock, for the Company's stock benefit plans in the event they are implemented. The Company does not currently have any definite plans or commitments that would require the issuance of any Non-Voting Stock. Adoption of the Amendment, however, would afford the Company the flexibility to do so upon such conditions and for such consideration as the Board of Directors may determine. Except as otherwise required by law or by the applicable Rules of the American Stock Exchange or any other exchange or trading system on which the Company's shares may be listed, holders of Common Stock of the Company will have no right to participate in any future decision to issue any shares of Non-Voting Common Stock.

                              IMPACT OF AMENDMENT

     While the Board of Directors has determined that the Amendment is in the best interest of the Company and its Stockholders, the Board of Directors recognizes that the Amendment and any subsequent issuance of the Non-Voting Common Stock authorized thereby may have certain perceived disadvantages, including the following.


     Under the current capital structure of the Company, Mr. Makarechian controls the majority of the voting power of the Company and has the ability to prevent any reasonably foreseeable attempt to acquire the Company through a merger, consolidation, sale of assets or successful tender offer. The Amendment will not change this circumstance nor will it increase the voting power of the majority owner of the Company. It will, however, permit the Company to in the future make further issuances of shares of common equity without diluting the voting power of the Company's existing stockholders. Therefore the Amendment, in combination with any such future issuances, will make it less likely that a merger proposal, an unfriendly tender offer, a proxy contest, or the removal of incumbent Directors or management would take place. Consequently, the Amendment and such future issuances, if they take place, might have the effect of reducing the possibility that the stockholders of the Company would have an opportunity to sell their shares at a premium over then prevailing market prices.


     In making any future decision to issue Non-Voting Common Stock, the Company will have to consider the effect of certain tax, regulatory and accounting issues which may affect the capacity to utilize Non-Voting Common Stock as opposed to Common Stock in any particular transaction. These considerations will include the fact that certain tax-free reorganizations can only be accomplished when the sole consideration is voting stock of the issuer; the fact that pooling of interests accounting treatment is only available in the event that the acquiring entity utilizes common voting stock in carrying out the transaction; and the fact that certain state securities laws limit the exemptions available for the issuance of non-voting stock where such stock is not listed on a national securities exchange.

                   DESCRIPTION OF THE NON-VOTING COMMON STOCK

     The Amendment will create the Non-Voting Common Stock as a new class of common equity which will have no voting rights except in the limited circumstances described below.

     The rights, powers and limitations of the Non-Voting Common Stock are set forth in full in Article Fourth of the Company's Restated Articles of Incorporation, as proposed to be amended, and the summary set forth below should be read in conjunction with and is qualified in its entirety by reference to Exhibit A to this Proxy Statement.

     Voting. Except as set forth below, the holders of Non-Voting Common Stock shall have no voting rights. Under the Delaware General Corporation Law the holders of Non-Voting Common Stock will have the right to vote on proposals to change the par value of the Non-Voting Common Stock or to alter or change the powers, preferences, or special rights, if any, of the Non-Voting Common Stock.

     Dividends and Distributions. Each share of Common Stock and Non-Voting Common Stock will be equal in respect to dividends and other distributions of cash, stock or property, including distribution in connection with any liquidation, winding up or dissolution of the Company, except that dividends or other distributions payable on the Non-Voting Common Stock and Common Stock in shares of capital stock shall be made to all holders of the Common Stock and Non-Voting Stock and may be made (i) in shares of Non-Voting Common Stock to the holders of Non-Voting Common Stock and in shares of Common Stock to the holders of Common Stock; (ii) in shares of Non-Voting Stock to holders of Non-Voting Common Stock and holders of Common Stock; or (iii) in any other authorized class or series of capital stock to the holders of Non-Voting Common Stock and Common Stock. In no event will either the Non-Voting Common Stock or Common Stock be split, subdivided, or combined unless the other is proportionately split, subdivided or combined.

     Mergers and Consolidations. Each holder of Non-Voting Common Stock and Common Stock will be entitled to receive the same per share consideration in the event of a merger or consolidation.

     Stockholder Information. The Company will deliver to the holders of Non-Voting Common Stock the same Proxy Statements (without proxies except as required by law), and annual reports and other information and reports as it delivers to holders of Common Stock.

                               STOCK OPTION PLAN

     The Company has in place the 1995 Stock Incentive Plan under which the Company may, through the processes described in the Plan, issue, among other benefits, Common Stock of the Company. The Board of Directors anticipates amending the 1995 Stock Incentive Plan to provide that Common Stock and options to acquire Common Stock granted thereunder after the effective time may relate solely to Common Stock, solely to Non-Voting Common Stock, or to a combination, at the discretion of the committee administering the Plan, and will adjust the shares of Common Stock reserved for issuance under the 1995 Stock Incentive Plan accordingly.

     IN THE ABSENCE OF INSTRUCTIONS TO THE CONTRARY, THE SHARES OF COMMON STOCK REQUESTED BY A PROXY DELIVERED TO THE BOARD OF DIRECTORS WILL BE VOTED FOR THE APPROVAL OF THE AMENDMENT TO THE COMPANY'S CERTIFICATE OF INCORPORATION TO AUTHORIZE THE ISSUANCE OF UP TO THIRTY MILLION (30,000,000) SHARES OF NON-VOTING COMMON STOCK.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE TO APPROVE THE AMENDMENT.

                                 MISCELLANEOUS

STOCKHOLDER PROPOSALS


     Any stockholder who wishes to present a proposal for action at the next annual meeting of stockholders of the Company, and who wishes to have such proposal included in the proxy statement and form of proxy prepared by the management of the Company for that meeting, must notify the Company in writing not later than February 28, 1999. The notice should be directed to Capital Pacific Holdings, Inc., 4100 MacArthur Boulevard, Suite 200, Newport Beach, California 92660, Attention: Secretary.


SOLICITATION OF PROXIES

     Proxies may be solicited on behalf of the Company by its officers and employees, who will receive no additional compensation for such services, through the mail, in person, and by telephone and by other telecommunication methods. The cost of such solicitation will be borne by the Company. Brokers, custodians, and other fiduciaries will be required to forward the Company's proxy solicitation materials to the beneficial owners of Common Stock held in their names, and the Company will reimburse such fiduciaries for the out-of-pocket expenses incurred by them in connection with such activities.

     The Company's Annual Report for the fiscal year ended February 28, 1998 is being delivered to shareholders together with this Proxy Statement. Copies of the annual report on Form 10-K for the fiscal year ended February 28, 1998 as filed with the Securities and Exchange Commission (except for the Exhibits thereto) may be obtained, free of charge, upon written request by any stockholder delivered to Capital Pacific Holdings, Inc., 4100 MacArthur Boulevard, Suite 200, Newport Beach, California 92660, Attention: Steven O. Spelman, Jr., Vice President and Chief Financial Officer. Copies of all exhibits to the annual report on Form 10-K are available upon a similar request, subject to payment of a $.15 per page charge to reimburse the Company for its expenses in supplying any exhibit.

     THE COMPANY'S MANAGEMENT HOPES THAT STOCKHOLDERS WILL ATTEND THE MEETING. WHETHER OR NOT YOU PLAN TO ATTEND, YOU ARE URGED TO COMPLETE, DATE, SIGN, AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE.

                 OTHER MATTERS THAT MAY COME BEFORE THE MEETING

     The Board of Directors knows of no matters other than the election of directors and the amendment of the Certificate of Incorporation to be brought before the Meeting. However, if any other matter should be presented for consideration, it is the intention of the persons named as proxies in the enclosed form of Proxy to vote the Proxy in accordance with their judgment.

                                          By Order of the Board of Directors

                                          [SIG]

                                          DONALD J. SAJOR
                                          Secretary

Dated: May 29, 1998

                                   EXHIBIT A
                            CERTIFICATE OF AMENDMENT
                                       TO
                              THE SECOND RESTATED
                          CERTIFICATE OF INCORPORATION
                                       OF
                         CAPITAL PACIFIC HOLDINGS, INC.
                            (A DELAWARE CORPORATION)

     THE UNDERSIGNED, Hadi Makarechian and Donald J. Sajor, do hereby certify that:

     1. They are the Chairman of the Board and Secretary, respectively, of Capital Pacific Holdings, Inc., a Delaware corporation (the "Corporation"); and

     2. Article FOURTH of the Corporation's Second Restated Certificate of Incorporation is hereby deleted in its entirety and the following inserted in lieu thereof:

          "FOURTH. The total number of shares of capital stock that the Corporation shall have authority to issue is Thirty Million (30,000,000) shares of Common Stock, par value $.10 per share (the "Common Stock"), Thirty Million (30,000,000) shares of Non-Voting Common Stock, par value $.10 per share (the "Non-Voting Stock"), and Five Million (5,000,000) shares of Preferred Stock, par value $.01 per share (the "Preferred Stock").

          A holder of record of one or more shares of the Common Stock shall have one (1) vote on any matter submitted to a stockholder vote for each share of the Common Stock held. Holders of the Common Stock are entitled to the entire voting power, all dividends declared, and all assets of the corporation upon liquidation, subject to the rights of the holders of the Non-Voting Common Stock and the Preferred Stock to such voting power, dividends, and assets upon liquidation. Holders of the Common Stock shall not be entitled to any preemptive or other subscription rights.

          The Non-Voting Common Stock may be issued from time to time pursuant to a resolution or resolutions of the Board of Directors. The holders of outstanding Non-Voting Common Stock shall not be entitled to vote on any matter unless expressly required by applicable law. The holders of Non-Voting Common Stock are entitled to receive dividends declared and, in the event of the liquidation of the Corporation, the holders of outstanding Non-Voting Common Stock shall be entitled to be paid out of the assets of the Corporation, after payment to the holders of the outstanding Preferred Stock of the amount to which they are entitled, the balance of such assets according to their respective rights and on a parity with the Common Stock according to the number of shares held. Holders of shares of Non-Voting Common Stock are not entitled to preemptive or other subscription rights with respect to any shares or other securities of the Corporation which may be issued. In all respects, except voting rights, holders of Non-Voting Common Stock shall have the same preferences, limitations and relative rights as the holders of Common Stock.

          The Preferred Stock may be issued from time-to-time in one or more classes or series pursuant to a resolution or resolutions adopted by the Board of Directors. The Board of Directors of the Corporation shall have full and complete authority by resolution from time to time, to establish one or more series and to fix, determine and vary the voting rights, designations, preferences, qualifications, privileges, limitations, options, conversion rights and other special rights of each series, including but not limited to, dividend rates and manner of payment, preferential amounts payable upon voluntary or involuntary liquidation, voting rights, conversion rights, redemption prices, terms and conditions and sinking fund and stock purchase prices, terms and conditions."

     3. This Certificate of Amendment was duly adopted by the Board of Directors of the Corporation and approved by the holders of a majority of the outstanding shares of stock of each class entitled to vote thereon in accordance with the requirements of Section 242 of the Delaware General Corporation Law.

     4. IN WITNESS WHEREOF, the undersigned have signed this certificate this
     day of                , 1998 and hereby affirm and acknowledge under
penalty of perjury that the filing of this Certificate of Amendment is the act and deed of the Corporation.

                                          --------------------------------------
                                          Hadi Makarechian
                                          Chairman of the Board

ATTEST:

---------------------------------------------------------
Donald J. Sajor
Secretary

                         CAPITAL PACIFIC HOLDINGS, INC.
                                     PROXY

  THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF
                   STOCKHOLDERS TO BE HELD ON JUNE 26, 1998.


    The undersigned hereby appoints Donald J. Sajor and Steven O. Spelman, Jr., or either of them with individual power of substitution, proxies to vote all shares of Common Stock of Capital Pacific Holdings, Inc. which the undersigned may be entitled to vote at the Annual Meeting of Stockholders to be held on June 26, 1998, and at all adjournments thereof, as follows:


1.  ELECTION OF DIRECTORS

   Hadi Makarechian, Dale Dowers, Allan L. Acree, Karlheinz M. Kaiser, William
A. Funk

   [ ]  FOR all nominees listed above                           [ ]  WITHHOLD AUTHORITY
      (except as marked to the contrary below).                    for all nominees listed above.

 (Instructions: To withhold authority to vote for any individual nominee, write that nominee's name on the space provided below.)

--------------------------------------------------------------------------------

   If no preference is indicated, this proxy will be voted "FOR" the nominees.

2. To approve an Amendment to the Company's Certificate of Incorporation to authorize the issuance of up to Thirty Million (30,000,000) shares of Non-Voting Common Stock.

                  [ ] FOR         [ ] AGAINST        [ ] ABSTAIN

If no preference is indicated, this proxy will be voted "FOR" the amendment to authorize Thirty Million (30,000,000) shares of Non-Voting Common Stock.

3. In accordance with their best judgment upon such other matters as may properly come before the Meeting.

                                          -------------------------------------
                                                 Signature of Stockholder


                                          -------------------------------------
                                                 Signature of Stockholder

                                           IMPORTANT: Please sign this Proxy
                                           exactly as your name or names appear
                                           hereon. If shares are held by more
                                           than one owner, each must sign.
                                           Executors, administrators, trustees,
                                           guardians, and others signing in a
                                           representative capacity should give
                                           their full titles.

                                           DATED:                        , 1998
                                                 ------------------------

                                                BE SURE TO DATE THIS PROXY